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                                                                    EXHIBIT 23.2


                          Independent Auditors Consent


We consent to the incorporation by reference in the registration statement on Form S-3 of National Oilwell, Inc. of our report dated March 8, 2000 with respect to the consolidated statements of operations, shareholders' equity and comprehensive income and cash flows of IRI International Corporation and Subsidiaries for the year ended December 31, 1999 , which report is filed as an exhibit to the Registration Statement on Form S-3 of National Oilwell, Inc.



                                                    KPMG LLP


Houston,Texas
January 22, 2003